Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement of Hippo Holdings Inc. on Form S-1 of our report dated November 12, 2020, with respect to our audit of the financial statements of Spinnaker Insurance Company as of December 31, 2019 and 2018 and for the years then ended, which report appears in this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Registration Statement.

/s/ Mazars USA LLP

Fort Washington, Pennsylvania

August 24, 2021